UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

CrowdStrike Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38933	45-3788918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Mathilda Place, Suite 300 Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 512-8906

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0005 par value	CRWD	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 30, 2020, the Board of Directors (the “Board”) of CrowdStrike Holdings, Inc. (the “Company”) appointed Laura J. Schumacher as a member of the Board to serve until the 2022 annual meeting of the Company’s stockholders, effective immediately, and increased the number of directors serving on the Board from eight to nine. Upon her appointment to the Board, Ms. Schumacher was also appointed as a member of the Nominating and Corporate Governance Committee of the Board.

In connection with Ms. Schumacher’s appointment, the Board determined that Ms. Schumacher is independent within the meaning of the Nasdaq standards of independence for directors.

Ms. Schumacher, 57, is currently the Vice Chairman, External Affairs and Chief Legal Officer of AbbVie, Inc., a role she has held since December 2018. Prior to that, Ms. Schumacher served as Executive Vice President, External Affairs, General Counsel and Corporate Secretary of AbbVie, Inc. since 2013. Prior to AbbVie’s separation from Abbott Laboratories, Ms. Schumacher served in various leadership positions at Abbott, including as Executive Vice President, General Counsel from 2007 to 2012. Ms. Schumacher currently serves on the board of directors of General Dynamics Corporation, the Board of Trustees for Ronald McDonald House Charities and the Notre Dame Law School Advisory Board. Ms. Schumacher holds a bachelor’s degree in Business Administration from the University of Notre Dame and a juris doctorate from the University of Wisconsin at Madison.

As a member of the Board, Ms. Schumacher will receive compensation for her service in accordance with the Company’s Outside Director Compensation Policy, as further described in the Company’s proxy statement filed with the SEC on May 22, 2020.

There is no arrangement or understanding with any person pursuant to which Ms. Schumacher was appointed as a member of the Board, and there are no family relationships between Ms. Schumacher and any director or executive officer of the Company. Additionally, there are no related persons transactions between Ms. Schumacher and the Company and/or its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdStrike Holdings, Inc.

Date: December 3, 2020	/s/ Burt W. Podbere
Burt W. Podbere
Chief Financial Officer